FOR IMMEDIATE RELEASE
Mount Logan Capital Inc. Announces Third Quarter 2026 Financial Results

Year-to-date FRE1 of $3.3 million and SRE1 of $8.2 million produced Segment Income1 of $11.5 million, up 21%, or $2.0 million, year-over-year

Insurance Solutions SRE of $2.7 million, up $1.2 million year-over-year, and down $0.3 million from the prior quarter alongside Asset Management FRE of $0.5 million, down $2.2 million year-over-year, and $0.9 million from the prior quarter

Two strategic transactions were completed during the third quarter–SOFIX’s acquisition of assets from the Yieldstreet Alternative Income Fund, and the merger of the Alternative Credit Income Fund with BC Partners Lending Corporation–which are expected to add $6.5 million of annualized FRE1 on a run-rate basis

During the quarter, Ability Insurance Company received a B+ Financial Strength Rating from AM Best and officially launched its initial suite of multi-year guaranteed annuity ("MYGA") products under the ReliAbility™ brand

After quarter end, Mount Logan signed a definitive agreement to succeed Alternative Fund Advisors, LLC as investment adviser to the AFA Asset Based Lending Fund, which is expected to bring Mount Logan’s interval fund assets under management to approximately $460 million.2

Mount Logan to host an earnings conference call and webcast on November 6, 2026 at 12:00 PM Eastern Time (ET)

NEW YORK, November 5, 2026 – Mount Logan Capital Inc. (Nasdaq: MLCI) (“Mount Logan” or the “Company”) announced today its financial results for the third quarter ended September 30, 2026.

Management Commentary
•Ted Goldthorpe, Chief Executive Officer and Chairman of Mount Logan, stated, "Our third quarter results reflect continued stability in our insurance business and year-to-date growth in Segment Income, even before the benefits of our recent strategic initiatives begin to contribute meaningfully to earnings. With the Yieldstreet and ACIF
1 FRE, SRE and Segment Income are non-GAAP financial measures that the Company believes provide valuable perspective on its business results. With respect to FRE, SRE and Segment Income for completed periods, refer to tables elsewhere in this press release for a reconciliation to the comparable GAAP measure. As described under “Non-GAAP Financial Measures” below, the definitions of FRE and SRE were revised in the third quarter of 2026 and the changes have been applied to all periods presented herein.
2 Subject to closing conditions and shareholder approval.

transactions completed, the proposed AFA transaction pending, and further opportunities ahead in asset management and insurance, we expect to see improving financial performance beginning in the fourth quarter and building through 2027."

Third Quarter Financial and Business Highlights
•Total revenue for the Asset Management segment was $2.0 million for the quarter, a decrease of $0.8 million, or 27% compared to the third quarter of 2025. Asset Management revenue excludes $1.7 million of intercompany management fees earned from managing the assets of Ability Insurance Company ("Ability"), which remained relatively flat from the same 2025 period.
•Fee-Related Earnings (“FRE”) for the Asset Management segment were $0.5 million for the third quarter of 2026, down $2.2 million compared to $2.7 million for the third quarter of 2025.
•Total net investment income for the Insurance Solutions segment including net investment income of consolidated variable interest entities ("VIEs") was $20.6 million for the third quarter of 2026, a decrease of $0.5 million, or 2%, compared to the third quarter of 2025. Excluding the funds withheld assets under reinsurance contracts and modified coinsurance ("Modco") arrangements, the Insurance Solutions segment’s net investment income was $14.2 million, an increase of $0.2 million, or 1%, compared to the third quarter of 2025.
•Achieved a 7.3%3 yield on the insurance investment portfolio for the third quarter of 2026. Excluding the funds withheld under reinsurance contracts and modified coinsurance, the yield was 7.8%.
•Spread-Related Earnings (“SRE”) for the Insurance Solutions segment was $2.7 million for the third quarter of 2026, compared to $1.5 million for the third quarter of 2025.
•Mount Logan's total assets under management ("AUM") was $1.8 billion as of September 30, 2026 and is inclusive of Ability’s assets managed by Mount Logan. Ability's assets excluding intangible assets and the funds withheld assets under reinsurance contracts and Modco, were $691.2 million as of September 30, 2026, a decrease of $96.3 million from the third quarter of 2025. As of September 30, 2026, the Insurance Solutions segment held approximately $1.0 billion of total investment assets, a decrease of $62.7 million from the third quarter of 2025. The decrease in AUM is primarily attributable to the SSL reinsurance recapture transaction that occurred during the quarter. Including Modco assets, Ability's total assets managed by Mount Logan is $863 million, an increase of $27 million compared to the third quarter of 2025.

Subsequent Events and Strategic Updates
•On October 20, 2026, Mount Logan Management LLC entered into a definitive agreement to become investment adviser to the AFA Asset Based Lending Fund, a roughly $230 million interval fund, which will be renamed the Mount Logan Asset Based Lending Fund upon closing (the “Proposed AFA Transaction”). The transaction will bring the Company’s interval fund assets to approximately $460 million and is expected to be immediately accretive to FRE upon closing, which is expected in the first quarter of 2027, subject to the fund's shareholder and regulatory approvals.
•On October 27, 2026, BC Partners Group Holdings Limited and certain affiliates (“BC Partners”), a long-standing shareholder and strategic partner of Mount Logan, announced a trading plan to purchase up to $1.5 million of Mount Logan common stock in the open market over the next 12 months. The plan was adopted under Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934 and commenced on October 23, 2026, with purchases expected to continue through September 22, 2027. The purchases will be executed through an independent broker-dealer, Mount Logan is not a counterparty to the plan, and BC Partners currently holds approximately 2% of the Company’s outstanding common stock.
3 The yield is calculated based on the net investment income less management fees paid to Mount Logan divided by the average of investments in financial assets for the current period and prior period.

•Declared a stockholder quarterly distribution in the amount of $0.03 per share of common stock for the quarter ended September 30, 2026, payable on November 30, 2026 to stockholders of record at the close of business on November 19, 2026. This cash dividend marks the fourth consecutive quarter of the Company issuing a $0.03 distribution to its stockholders following the closing of the Business Combination.

Selected Financial Highlights
•Total capital of the Company was $173.1 million at September 30, 2026, a decrease of $11.4 million as compared to December 31, 2025. Total capital consists of debt obligations and total shareholders’ equity.
•Consolidated net loss before taxes was $3.7 million for the third quarter of 2026, compared with a loss of $11.1 million for the third quarter of 2025. Net loss position closed primarily due to TURN merger transaction expenses incurred in the third quarter of 2025 that did not recur in the current quarter.
•Consolidated basic loss per share (“EPS”) was $0.33 for the third quarter of 2026, compared to $1.64 for the third quarter of 2025.

Conference Call and Webcast Details
Mount Logan will hold a conference call to discuss its quarterly results on Friday, November 6, 2026 at 12:00 p.m. ET. Participants may access the conference call via webcast using this Webcast Link. To participate via telephone, please dial (800) 715-9871 (domestic) or (646) 307-1963 (international) and use the conference ID 1669742. All participants are encouraged to dial in 10 minutes prior to the start time. A replay of the conference call and webcast will be available on-demand via the Company’s investor relations webpage at https://ir.mountlogan.com/ for 12 months.

Results of Operations by Segment

	Three months ended September 30,				Nine months ended September 30,
	2026	2025	Change ($)	Change (%)	2026	2025	Change ($)	Change (%)
					($ in thousands)
REVENUES
Asset Management
Management fees	$1,874	$1,851	$23	1%	$5,204	$7,900	$(2,696)	(34)%
Incentive fees	—	431	(431)	(100)%	813	1,208	(395)	(33)%
Advisory and transaction fees, net	—	—	—	NM	66	—	66	NM
Equity investment earning	144	481	(337)	(70)%	659	805	(146)	(18)%
	2,018	2,763	(745)	(27)%	6,742	9,913	(3,171)	(32)%
Insurance Solutions
Net Premiums	(4,389)	(4,492)	103	(2)%	(13,107)	(12,743)	(364)	3%
Product charges	143	184	(41)	(22)%	429	1,766	(1,337)	(76)%
Net investment income	17,181	16,992	189	1%	49,126	48,621	505	1%
Net realized and change in unrealized gains (losses) from investment activities	(8,694)	3,775	(12,469)	(330)%	(13,224)	9,085	(22,309)	(246)%
Net revenues of consolidated variable interest entities	1,701	2,797	(1,096)	(39)%	3,565	9,979	(6,414)	(64)%
Net investment income (loss) on funds withheld	2,763	(10,656)	13,419	(126)%	(3,558)	(23,232)	19,674	(85)%
Other income	2,128	76	2,052	2700%	2,272	230	2,042	888%
	10,833	8,676	2,157	25%	25,503	33,706	(8,203)	(24)%
Total revenues	$12,851	$11,439	$1,412	12%	$32,245	$43,619	$(11,374)	(26)%
EXPENSES
Asset Management
Administration and servicing fees	3,764	1,564	2,200	141%	10,708	4,613	6,095	132%
Transaction costs	17	3,185	(3,168)	(99)%	51	10,483	(10,432)	(100)%
Compensation and benefits	512	4,161	(3,649)	(88)%	938	8,377	(7,439)	(89)%
Amortization and impairment of intangible assets	512	8,272	(7,760)	(94)%	1,630	11,071	(9,441)	(85)%
Interest and other credit facility expenses	2,185	1,970	215	11%	6,362	5,876	486	8%
General, administrative and other	2,400	2,980	(580)	(19)%	7,273	5,961	1,312	22%
	9,390	22,132	(12,742)	(58)%	26,962	46,381	(19,419)	(42)%

Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $3,907 and $14,430 and $3,846 and $6,871 for the three and nine months ended September 30, 2026 and 2025, respectively)	(2,393)	(2,118)	(275)	13%	(9,309)	(1,389)	(7,920)	570%
Interest sensitive contract benefits	4,171	4,154	17	—%	12,639	11,969	670	6%
Amortization of deferred acquisition costs	1,431	929	502	54%	2,842	2,389	453	19%
Compensation and benefits	—	73	(73)	(100)%	—	540	(540)	(100)%
Interest expense	300	408	(108)	(26)%	1,018	1,143	(125)	(11)%
General, administrative and other (including related party amounts of $1,641 and $4,993 and $1,773 and $5,258 for the three and nine months ended September 30, 2026 and 2025, respectively)	3,131	3,338	(207)	(6)%	11,025	10,294	731	7%
	6,640	6,784	(144)	(2)%	18,215	24,946	(6,731)	(27)%
Total expenses	$16,030	$28,916	$(12,886)	(45)%	$45,177	$71,327	$(26,150)	(37)%
Investment and other income (Loss) - Asset Management
Net realized and change in unrealized gains (losses) from investment activities	(1,044)	1,342	(2,386)	(178)%	(2,362)	3,050	(5,412)	(177)%
Dividend income	9	22	(13)	(59)%	74	89	(15)	(17)%
Interest income	282	275	7	3%	967	814	153	19%
Other income (loss), net	207	251	(44)	(18)%	853	556	297	53%
Loss on extinguishment of debt	—	—	—	NM	(472)	—	(472)	NM
Gain on acquisition	—	4,457	(4,457)	(100)%	—	4,457	(4,457)	(100)%
Total investment and other income (loss)	(546)	6,347	(6,893)	(109)%	(940)	8,966	(9,906)	(110)%
Income (loss) before taxes	$(3,725)	$(11,130)	$7,405	(67)%	$(13,872)	$(18,742)	$4,870	(26)%
Income tax (expense) benefit — Asset Management	—	(2,306)	2,306	(100)%	—	(2,333)	2,333	(100)%
Net income (loss)	$(3,725)	$(13,436)	$9,711	(72)%	$(13,872)	$(21,075)	$7,203	(34)%

Note: “NM” denotes not meaningful.

Non-GAAP Financial Measures
In this release, the Company includes FRE and SRE, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable measures under GAAP. The Company’s management believes FRE and SRE are useful in evaluating its operating performance and by providing these non-GAAP measures, the Company’s management intends to provide investors, securities analysts and other interested parties with a meaningful, consistent comparison of the Company’s profitability for the periods presented. These non-GAAP measures are not intended to be a substitute for GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

Asset Management

Fee Related Earnings

FRE is a non-GAAP financial measure used to assess the asset management segment’s generation of profits from revenues that are measured and received on a recurring basis and are not dependent on future realization events.

During the third quarter of 2026, the Company revised its definition of FRE to include a proportionate share of operating income on asset management investments held at fair value. Previously, these amounts were excluded from FRE. This change has been applied to all periods presented in the Segment Income table below, and prior period amounts have been recast to conform to the current presentations. The change had no impact on the Company’s condensed consolidated financial statements.

The Company calculates FRE as follows:

($ in Thousands)

	Three months ended September 30,				Nine months ended September 30,
	2026	2025	Change ($)	Change (%)	2026	2025	Change ($)	Change (%)
Asset Management
Management fees	$3,542	$3,471	$71	2%	$10,300	$12,300	$(2,000)	(16)%
Incentive fees	—	431	(431)	(100)%	813	1,208	(395)	(33)%
Advisory and transaction fees, net	—	—	—	NM	66	—	66	NM
Equity investment earnings	144	481	(337)	(70)%	659	805	(146)	(18)%
Interest income¹	274	275	(1)	—%	813	814	(1)	—%
Share of Operating Income on Investments held at FV	1	144	$(143)	(99)%	204	357	(153)	(43)%
Other fee-related income	194	262	-68	(26)%	836	262	574	219%
Fee-related compensation	(1,371)	(1,175)	(196)	17%	(3,708)	(3,777)	69	(2)%
Other operating expenses:
Administration and servicing fees	(1,489)	(896)	(593)	66%	(4,346)	(2,834)	(1,512)	53%
General, administrative and other	(823)	(326)	(497)	152%	(2,359)	(1,764)	(595)	34%
Fee related earnings	$472	$2,667	$(2,195)	(82)%	$3,278	$7,371	$(4,093)	(56)%

Note: “NM” denotes not meaningful.
(1)Represents interest income on a loan asset related to a fee generating vehicle

Insurance

Spread Related Earnings

SRE is a non-GAAP financial measure used to assess the Insurance Solution segment’s generation of profits from revenues that are measured and received on a recurring basis, excluding certain market volatility.

During the third quarter of 2026, the Company revised its definition of SRE to exclude net realized gains (losses) on the sale of investments from net investment earnings on Insurance Solutions segment’s net invested assets. Previously these amounts were included in SRE. This change has been applied to all periods presented in the SRE table below, and prior period amounts have been recast to conform to the current presentations. The change had no impact on the Company’s condensed consolidated financial statements.

The Company calculates SRE as follows:

($ in Thousands)

	Three months ended September 30,				Nine months ended September 30,
	2026	2025	Change ($)	Change (%)	2026	2025	Change ($)	Change (%)
Insurance Solutions
Net investment income	$12,535	$12,404	$131	1%	$36,703	$37,094	$(391)	(1)%
Cost of funds	(6,721)	(7,273)	552	(8)%	(18,115)	(23,946)	5,831	(24)%
Compensation and benefits	—	(73)	73	(100)%	—	(540)	540	(100)%
Interest expense	(300)	(408)	108	(26)%	(1,018)	(1,143)	125	(11)%
General, administrative and other	(2,807)	(3,153)	346	(11)%	(9,330)	(9,340)	10	—%
Spread related earnings	$2,707	$1,497	$1,210	81%	$8,240	$2,125	$6,115	288%

Segment Information

Segment Income is a measure of profitability and has certain limitations in that it does not take into account certain items included under U.S. GAAP. Segment Income is the sum of (i) Fee Related Earnings and (ii) Spread Related

Earnings. The following presents a reconciliation of Net Income (loss) attributable to Mount Logan common shareholders to Segment Income:
($ in Thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(3,725)	$(13,436)	$(13,872)	$(21,075)
Income tax (expense) benefit — Asset Management	—	(2,306)	—	(2,333)
Income (loss) before taxes	$(3,725)	$(11,130)	$(13,872)	$(18,742)
Asset Management Adjustments:
Intersegment management fee eliminations	1,668	1,620	5,096	4,400
Administration and servicing fees [1]	904	668	2,654	1,779
Transaction costs	17	3,185	51	10,483
Compensation and benefits [1]	90	861	436	1,802
Equity-based compensation	422	1,240	502	1,632
Amortization and impairment of intangible assets	512	8,272	1,630	11,071
Interest and other credit facility expenses	2,185	1,970	6,362	5,876
General, administrative and other [1]	1,577	2,654	4,915	4,197
Net realized and change in unrealized gains (losses) from investment activities	1,044	(1,342)	2,362	(3,050)
Dividend income	(9)	(22)	(74)	(89)
Interest income - bank interest	(8)	—	(154)	—
Other income (loss), net	(13)	11	(17)	(294)
Loss on extinguishment of debt	—	—	472	—
Gain on acquisition	—	(4,457)	—	(4,457)
Share of Operating Income on Investments held at FV	1	144	204	357
Insurance Solutions Adjustments:			—	—
Equity-based compensation	—	885	—	1,166
Net unrealized gains (losses) from investment activities	1,252	1,116	5,890	(2,959)
Other income	(2,128)	(76)	(2,272)	(230)
Intersegment management fee eliminations	(1,668)	(1,620)	(5,096)	(4,400)
General, administrative and other [2]	324	185	1,695	954
Write down of DAC due to recapture	734	—	734	—
Segment Income	$3,179	$4,164	$11,518	$9,496

(1)Represents corporate overhead allocated to each segment.
(2)Represents costs incurred by the insurance segment for purposes of U.S. GAAP reporting but not the day-to-day operations of the insurance company.

About Mount Logan Capital Inc.

Mount Logan Capital Inc. is an integrated alternative asset management and insurance solutions firm focused on generating durable, fee-based revenue and long-term value creation. The Company leverages differentiated investment strategies alongside permanent insurance capital to deliver attractive, risk-adjusted returns across market cycles.

Through its subsidiaries, Mount Logan Management LLC and Ability Insurance Company, Mount Logan manages and invests across private and public credit markets in North America and operates an insurance platform that provides long-duration liabilities to support its credit investment strategies. This integrated platform is designed to provide stable earnings, downside protection, and a low risk of principal impairment through the credit cycle.

As of September 30, 2026, Mount Logan Capital had over $1.8 billion in assets under management.

The information provided herein is preliminary in nature, is subject to completion of the Company's financial reporting processes for the third quarter of 2026, and may change.

Estimates and Assumptions

This press release includes unaudited financial and business projections. These projections, and their underlying assumptions, are inherently unpredictable and undue reliance should not be placed thereon.

These estimates reflect internal financial models that Mount Logan uses in connection with its strategic planning and are based on numerous variables and assumptions made by Mount Logan’s management with respect to industry performance, general business, economic, regulatory and financial conditions and other future events, as well as matters specific to Mount Logan’s businesses, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Mount Logan’s management. As a result, these estimates constitute forward-looking statements and are subject to many risks and uncertainties that could cause actual results to differ materially from these projections. Please carefully consider “Cautionary Statement Regarding Forward-Looking Statements” below. There can be no assurance that these estimates will be realized or that actual results will not be significantly different than projected.

The inclusion of these estimates in this press release should not be regarded as an indication that Mount Logan or any of its affiliates, advisors, officers, directors or representatives considered or considers such estimates to be necessarily predictive of actual future events, and these estimates should not be relied upon as such. The inclusion of these estimates herein should not be deemed an admission or representation by Mount Logan that its management views these estimates as material information.

Certain of the estimates and projections set forth herein may be considered non-GAAP financial measures, including FRE. There are limitations inherent in non-GAAP financial measures, because they exclude charges and credits that are required to be included by generally accepted accounting principles in the United States (“GAAP”). Non-GAAP measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures used by Mount Logan may not be comparable with similarly titled amounts used by other companies. No reconciliation of these projected non-GAAP measures was created or used in connection with preparing the estimates included herein. Reconciliations of historical non-GAAP measures to the most directly comparable GAAP measures are provided elsewhere herein.

Cautionary Statement Regarding Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of Mount Logan may contain statements of a forward-looking nature relating to future events within the meaning of applicable U.S. and Canadian securities laws. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “could,” “continue,” “estimate,” “expects,” “intends,” “will,” “should,” “may,” “plan,” “predict,” “project,” “would,” “forecasts,” “seeks,” “future,” “proposes,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions). Forward-looking statements are not statements of historical fact and reflect Mount Logan’s current views about future events. Such forward-looking statements include, without limitation, statements about the anticipated growth, profitability and scalability of the Company’s business; the Company’s strategic objectives, model, approach and future activities; planned capital raising and liquidity activities and the expected outcome of such activities; the expected benefits of Ability's AM Best rating; the expected timing and benefits of the transaction with YS AIF, the merger of the Alternative Credit Income Fund with BC Partners Lending Corporation (the “ACIF Merger”) and the Proposed AFA Transaction; the expected impact of such transactions on Mount Logan’s FRE, EPS, balance sheet and other financial results, including the expected accretive nature and timing thereof; future financial and operating results; Mount Logan’s plans, objectives, expectations and intentions regarding our business strategy and plans; and other statements that are not historical facts.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that Ability may not maintain its AM Best ratings or that such ratings may not result in the anticipated business benefits; the inability to complete and recognize the anticipated benefits of the transaction with YS AIF, the ACIF Merger or the Proposed AFA Transaction on the anticipated timeline or at all, including as a result of a failure to obtain required shareholder or regulatory approvals for the Proposed AFA Transaction; changes in the assets under management of the funds subject to such transactions; purchase price adjustments, unexpected costs related to such transactions; the risk of litigation related to the Business Combination; variability in revenues, earnings, and cash flows and the resulting impact on quarterly earnings trends and stock price volatility; the intensity of competition in asset management and insurance markets and constraints on the ability to execute growth strategies and maintain or increase market share or margins; reliance on technology and information systems, including third party systems and systems provided by BC Partners Advisors L.P. (“BCPA”), and risks related to cybersecurity, data integrity, and operational resilience; dependence on management’s assumptions, estimates, models, and judgment, and the risk that actual outcomes diverge materially from those assumptions; illiquidity of certain assets under management and insurance investments, and the impact of limited liquidity on valuation, portfolio management, and capital allocation; dependence on access to financing markets and the availability, cost, and terms of capital and liquidity; risks associated with the use of hedging and other risk management instruments, including costs, basis risk, counterparty exposure, and potential ineffectiveness; adverse political, market, and economic conditions and their effects on investment performance, funding costs, client activity, and policyholder behavior; dependence on BCPA and key BCPA personnel; actual and potential conflicts of interest arising from the relationship with BCPA; concentration risk associated with managing a limited number of funds and investments; complexities and subjectivity in valuing illiquid assets, including model risk and sensitivity to assumptions; the heavily regulated nature of the insurance business; and the increased expenses and compliance requirements associated with being a U.S. public company. No assurances can be given that the forward-looking statements contained in this press release will occur as projected, and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those projected. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Readers should carefully review the statements set forth in the reports, which Mount Logan has filed or will file from time to time with the SEC or on SEDAR+ and any risk factors contained in such reports, including the section titled “Risk Factors” in Mount Logan’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Mount Logan does not undertake any obligation, and expressly disclaims any obligation, to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Any discussion of past performance is not an indication of future results. Investing in financial markets involves a substantial degree of risk. Investors must be able to withstand a total loss of their investment. The information herein is believed to be reliable and has been obtained from sources believed to be reliable, but no representation or warranty is made, expressed or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of the information and opinions. The information contained on the website of Mount Logan is not incorporated by reference into this press release. Mount Logan is not responsible for the contents of third-party websites.

Contacts:
Mount Logan Capital Inc.
650 Madison Ave, Floor 3
New York City, NY 10022
mlc.ir@mountlogan.com

Andrew Berger
SM Berger & Company
andrew@smberger.com

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(in thousands, except per share data)	September 30, 2026	December 31, 2025
ASSETS
Asset Management
Cash and cash equivalents	$3,065	$14,999
Investments (including related party amounts of $10,219 and $25,423 at September 30, 2026 and December 31, 2025, respectively)	10,775	29,298
Intangible assets	24,360	10,961
Other assets (including related party amounts of $1,852 and $5,245 at September 30, 2026 and December 31, 2025, respectively)	9,968	11,165
	48,168	66,423
Insurance Solutions
Cash and cash equivalents	40,546	88,723
Restricted cash	19,241	9,973
Investments (including related party amounts of $16,009 and $20,867 at September 30, 2026 and December 31, 2025, respectively)	862,638	956,808
Derivatives	—	481
Assets of consolidated variable interest entities
Cash and cash equivalents	16,731	30,030
Investments	128,681	120,680
Other assets	1,100	955
Reinsurance recoverable	236,875	272,918
Intangible assets	2,444	2,444
Deferred acquisition costs	4,119	6,791
Goodwill	30,193	30,193
Other assets	19,020	14,299
	1,361,588	1,534,295
Total assets	$1,409,756	$1,600,718
LIABILITIES
Asset Management
Due to related parties	$14,285	$11,844
Debt obligations	98,392	76,250
Accrued expenses and other liabilities	4,853	9,515
	117,530	97,609
Insurance Solutions
Future policy benefits	698,909	781,881
Interest sensitive contract liabilities	281,283	363,981
Funds held under reinsurance contracts	222,028	237,143
Debt obligations	12,000	17,250
Derivatives	11,596	1,388
Accrued expenses and other liabilities	3,738	10,510
	1,229,554	1,412,153
Total liabilities	$1,347,084	$1,509,762

Commitments and Contingencies
EQUITY
Common shares, $0.001 par value, 150,000,000 shares authorized, 11,490,883 and 12,786,770 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	11	13
Warrants	1,426	1,426
Additional paid-in-capital	163,039	177,099
Retained earnings (accumulated deficit)	(135,625)	(120,746)
Accumulated other comprehensive income (loss)	33,821	33,164
Total equity	62,672	90,956
Total liabilities and equity	$1,409,756	$1,600,718

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
REVENUES
Asset Management
Management fees	$1,874	$1,851	$5,204	$7,900
Incentive fees	—	431	813	1,208
Advisory and transaction fees, net	—	—	66	—
Equity investment earning	144	481	659	805
	2,018	2,763	6,742	9,913
Insurance Solutions
Net premiums	(4,389)	(4,492)	(13,107)	(12,743)
Product charges	143	184	429	1,766
Net investment income	17,181	16,992	49,126	48,621
Net realized and change in unrealized gains (losses) from investment activities	(8,694)	3,775	(13,224)	9,085
Net revenues of consolidated variable interest entities	1,701	2,797	3,565	9,979
Net investment income (loss) on funds withheld	2,763	(10,656)	(3,558)	(23,232)
Other income	2,128	76	2,272	230
	10,833	8,676	25,503	33,706
Total revenues	12,851	11,439	32,245	43,619
EXPENSES
Asset Management
Administration and servicing fees	3,764	1,564	10,708	4,613
Transaction costs	17	3,185	51	10,483
Compensation and benefits	512	4,161	938	8,377
Amortization and impairment of intangible assets	512	8,272	1,630	11,071
Interest and other credit facility expenses	2,185	1,970	6,362	5,876
General, administrative and other	2,400	2,980	7,273	5,961
	9,390	22,132	26,962	46,381
Insurance Solutions
Net policy benefit and claims (remeasurement gain on policy liabilities of $3,907 and $14,430 and $3,846 and $6,871 for the three and nine months ended September 30, 2026 and 2025, respectively)	(2,393)	(2,118)	(9,309)	(1,389)
Interest sensitive contract benefits	4,171	4,154	12,639	11,969
Amortization of deferred acquisition costs	1,431	929	2,842	2,389
Compensation and benefits	—	73	—	540
Interest expense	300	408	1,018	1,143
General, administrative and other (including related party amounts of $1,641 and $4,993 and $1,773 and $5,258 for the three and nine months ended September 30, 2026 and 2025, respectively)	3,131	3,338	11,025	10,294
	6,640	6,784	18,215	24,946
Total expenses	16,030	28,916	45,177	71,327
Investment and other income (loss) - Asset Management
Net realized and change in unrealized gains (losses) from investment activities	(1,044)	1,342	(2,362)	3,050
Dividend income	9	22	74	89
Interest income	282	275	967	814
Other income (loss), net	207	251	853	556
Loss on extinguishment of debt	—	—	(472)	—
Gain on acquisition	—	4,457	—	4,457
Total investment and other income (loss)	(546)	6,347	(940)	8,966
Income (loss) before taxes	(3,725)	(11,130)	(13,872)	(18,742)
Income tax (expense) benefit — Asset Management	—	(2,306)	—	(2,333)
Net income (loss)	$(3,725)	$(13,436)	$(13,872)	$(21,075)
Earnings per share
Net income (loss) attributable to common shareholders - Basic and Diluted	$(0.33)	$(1.64)	$(1.21)	$(2.93)
Weighted average shares outstanding – Basic and Diluted	11,313,555	8,174,426	11,430,978	7,185,669

MOUNT LOGAN CAPITAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income (loss)	$(3,725)	$(13,436)	$(13,872)	$(21,075)
Other comprehensive income (loss), before tax:
Unrealized investment gains (losses) on available-for-sale securities	(7,742)	4,498	(9,555)	6,184
Unrealized gains (losses) on hedging instruments	(8,119)	501	(10,689)	5,237
Remeasurement gains (losses) on future policy benefits and reinsurance recoverable related to discount rate	20,509	(7,175)	20,901	(15,167)
Other comprehensive income (loss), before tax	4,648	(2,176)	657	(3,746)
Income tax expense (benefit) related to other comprehensive income (loss)	—	—	—	—
Other comprehensive income (loss)	4,648	(2,176)	657	(3,746)
Comprehensive income (loss)	$923	$(15,612)	$(13,215)	$(24,821)